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                                                                    EXHIBIT 99.1

                                                        FOR INFORMATION CONTACT:
                                                    Spencer Sias, (650) 424-5782

DR. ALLEN S. LICHTER AND RUEDIGER NAUMANN-ETIENNE
ELECTED TO VARIAN MEDICAL SYSTEMS' BOARD OF DIRECTORS

PALO ALTO, CALIF., FEBRUARY 14, 2003 - Varian Medical Systems, Inc. (NYSE:VAR) today announced that Dr. Allen S. Lichter, M.D., and Ruediger Naumann-Etienne, Ph.D., have been elected to its board of directors. The two new board members are replacing Richard W. Vieser and Burton Richter, Ph.D., who have retired from the seven-member body. Richard M. Levy, Ph.D., president and CEO of Varian Medical Systems, has replaced Vieser as chairman of the board following his election to that position in December. Board member Dr. David Martin, M.D., has been re-elected to serve an additional three-year term.

         "We have made two excellent additions to our board to replace two board members who have been of superb service to Varian over the years," said Levy. "Allen Lichter brings deep knowledge of oncology as well as the economic, social, and educational issues influencing the U.S. healthcare system. Ruediger Naumann-Etienne combines expertise in finance with a wealth of experience in the management and stewardship of medical technology enterprises. Their leadership will be of great value as we continue to develop the Varian Medical Systems business."

DR. ALLEN LICHTER

         Dr. Lichter is Dean of the University of Michigan Medical School and Newman Family Professor of Radiation Oncology. He sits on the Board of Directors of the Accreditation Council for Graduate Medical Education (ACGME). He received his B.S. from the University of Michigan in 1968 and his M.D. from the University of Michigan Medical School in 1972. He is a past president of the American Society of Clinical Oncology and he has served on the Board of Directors of the American Society of Therapeutic Radiologists and Oncology. He was also Director of the Radiation Therapy Section of the National Cancer Institute's Radiation Oncology Branch.

         At the University of Michigan Comprehensive Cancer Center, Dr. Lichter served as Director of the Breast Oncology Program where he conducted internationally recognized research that led to new treatment standards emphasizing breast preservation by combining radiation therapy with a lumpectomy.


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DR. ALLEN S. LICHTER AND RUEDIGER NAUMANN-ETIENNE
ELECTED TO VARIAN MEDICAL SYSTEMS' BOARD OF DIRECTORS

RUEDIGER NAUMANN-ETIENNE

         Naumann-Etienne is the owner and Managing Director of Intertec Group, an investment company specializing in medical technology. He holds a Ph.D. in International Finance from the University of Michigan, a Master's Degree in Industrial Management from the Georgia Institute of Technology, and he completed undergraduate work in Business Administration at the Technical University Berlin in Germany.

         Naumann-Etienne currently is Chairman of the Board and CEO of Quinton Cardiology Systems (NASDAQ:QUIN) in Bothell, WA. He also is a director for Bio-Rad Laboratories (ASE:BIO) in Hercules, CA, and The Exploratorium science museum in San Francisco.

         He served as CEO and Chairman of the Board of OEC Medical Systems in Salt Lake City until General Electric acquired it in November of 1999. Earlier, he served as President, Chief Operating Officer, and Chief Financial Officer of Diasonics in Milpitas. He also worked for Hambrecht and Quist in San Francisco and he held various management positions at Texas Instruments in Dallas including Group Controller.

                                      # # #

VARIAN MEDICAL SYSTEMS, INC., (NYSE:VAR) OF PALO ALTO, CALIFORNIA IS THE WORLD'S LEADING MANUFACTURER OF INTEGRATED CANCER THERAPY SYSTEMS, WHICH ARE TREATING THOUSANDS OF PATIENTS PER DAY. THE COMPANY IS ALSO A PREMIER SUPPLIER OF X-RAY TUBES AND FLAT-PANEL DIGITAL SUBSYSTEMS FOR IMAGING IN MEDICAL, SCIENTIFIC, AND INDUSTRIAL APPLICATIONS. VARIAN MEDICAL SYSTEMS EMPLOYS APPROXIMATELY 2,750 PEOPLE WHO ARE LOCATED AT MANUFACTURING SITES IN NORTH AMERICA AND EUROPE AND IN ITS 50 SALES AND SUPPORT OFFICES AROUND THE WORLD. IN ITS MOST RECENT FISCAL YEAR ENDED SEPTEMBER 27, 2002, VARIAN MEDICAL SYSTEMS REPORTED SALES OF $873 MILLION. ADDITIONAL INFORMATION IS AVAILABLE ON THE COMPANY'S INVESTOR RELATIONS WEB SITE AT WWW.VARIAN.COM

FORWARD LOOKING STATEMENTS

Except for historical information, this news release contains "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995. For this purpose, statements concerning the anticipated anti-dilutive effect of stock repurchases and any statements using the terms "should," "expect," or similar statements are forward-looking statements that involve risks and uncertainties that could cause our actual results to differ materially from those projected. Such risks and uncertainties include, without limitation, the risks listed from time to time in our filings with the Securities and Exchange Commission. We assume no obligation to, and you should not expect us to, update or revise the forward-looking statements in this release.